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                                                                    EXHIBIT 99.1

MORGAN STANLEY DEAN WITTER

                                                                   1585 BROADWAY
                                                        NEW YORK, NEW YORK 10036
                                                                  (212) 761-4000

                                   CONSENT OF
                       MORGAN STANLEY & CO. INCORPORATED

                                            April 26, 1999

NAC Re Corp.
One Greenwich Plaza
Greenwich, CT 06836

Dear Sirs:

    We hereby consent to the inclusion in the Proxy Statement/Prospectus constituting a part of the Registration Statement on Form S-4 relating to the proposed business combination of NAC Re Corp. and XL Capital Ltd, of our opinion letter appearing as Appendix C to the Prospectus which is part of the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          By: /s/ DOUGLAS L. BROWN
                                          --------------------------------------
                                          Douglas L. Brown
                                          Managing Director